Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of June 3, 2021, (this “Agreement”) by and between Recon Technology, Ltd, a company incorporated under the laws of Cayman Islands and a NASDAQ listed company with the stock trading ticker of “RCON” (“RCON”), Starry Blockchain Energy Pte. Ltd., company incorporated under the laws of Singapore (“Starry Lab”), and controlling shareholders of Starry Lab set forth on Part A of Schedule I hereto (“Starry Lab Controlling Shareholders”). For purposes of this Agreement Starry Lab, Starry Lab Controlling Shareholders and RCON are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Starry Lab Controlling Shareholders are the owners of one hundred (100) shares of Starry Lab, which are all of the issued and outstanding shares of Starry Lab. Starry Lab is an innovative blockchain and sustainable energy technological company which aim to build itself into a block-chain based energy expert for global business partners, project owners, financial investors and consumers; and

WHEREAS, RCON desires to acquire 30% of equity interest in Starry Lab, Starry Lab Controlling Shareholders are willing to transfer such equity interest to RCON; and

WHEREAS, the parties desire to exchange shares as follows:

(i)	Starry Lab Controlling Shareholders will transfer a total thirty (30) ordinary shares of Starry Lab, representing 30% of Starry Lab’s equity interest (the “Starry Lab Shares”) to RCON, the detail of which are set forth on Part B of Schedule I hereto; and

(ii)	RCON will issue certain amount of Class A shares of RCON based on the average closing price in the -30 trading days prior to sign this Agreement (the “RCON Shares”) to Starry Lab Controlling Shareholders as set forth on Part B of Schedule I hereto;

all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) Starry Lab shall become an affiliated entity of RCON, and RCON will own 30% equity interest in Starry Lab; and

WHEREAS, the Starry Lab Controlling Shareholders agree that RCON’s interest in the knowledge, know-how, experience and technological strengths of Starry Lab should be properly protected against the risk of competition by Starry Lab and the Starry Lab Controlling Shareholders; and

WHEREAS, the Parties agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SHARES

Section 1.1 Agreement to Issue the RCON Shares in exchange for the Starry Lab Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, Starry Lab Controlling Shareholders shall assign, transfer, convey and deliver the Starry Lab Shares to RCON in consideration and exchange for the RCON Shares; RCON shall issue the RCON Shares to Starry Lab in consideration and exchange for the Starry Lab Shares.

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Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place at the office of RCON, at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.3 RCON Share Registration. As soon as practicable after Closing, after Starry Lab Controlling Shareholders pay in full the costs for registration and delegending shares, including but not limited to the filing fees, lawyers’ fees and auditors’ fees, RCON shall use its commercially reasonable efforts to procure the RCON Shares to be registered or submitted for registration with the SEC under the Securities Act at the request of Starry Lab Controlling Shareholders so that RCON Shares are eligible for public trading without any restriction. Starry Lab Controlling Shareholders acknowledge that the registration is not guaranteed, and before the registration is declared effective by the SEC and the RCON Shares are delegended, the RCON Shares will bear restrictive legends.

Section 1.4 Share Exchange Procedure. The Parties shall exchange the certificates representing the RCON Shares and the Starry Lab Shares, respectively, by delivering such certificate(s) to the transferee duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer.

Section 1.5 Appointment of Director and Manager. At the Closing, RCON shall have the right to appoint one director to the board and a marketing manager of Starry Lab. Starry Lab’s board shall be consisted of three directors after RCON appoints one director.

Section 1.6 Pre-emptive Right and Right of First Refusal. At the Closing, RCON shall have the preemptive right to purchase any newly issued shares of Starry Lab and the right of first refusal for any shares to be transferred by existing shareholders of Starry Lab. Starry Lab shall amend its corporate governance documents, if necessary, to facilitate this purpose. Starry Lab Controlling Shareholders shall vote in favor of this amendment to Starry Lab’s governance documents, if necessary, to facilitate this purpose.

Section 1.7 Nondisclosure and Noncompetition. For so long as RCON is a shareholder of Starry Lab, Starry Lab and the Starry Lab Controlling Shareholders (a) agree to respect the confidentiality of Starry Lab’s patents, trademarks, trade secrets, technology and work product, and not to disclose them to anyone; (b) agree not to make use of research done in the course of work done for Starry Lab while employed by a competitor of Starry Lab; (c) agree not to set up in business as a direct competitor of Starry Lab for a period of two years following the time at which RCON no longer holds any equity in Starry Lab and (d) agrees to pay liquidated damages of $4 million if any violation of this paragraph is proved or admitted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STARRY LAB

Starry Lab represents, warrants and agrees that all of the statements in the following subsections of this Article II, pertaining to Starry Lab, are true and complete as of the date hereof.

Section 2.1 Corporate Organization

A.                  Starry Lab is a limited liability company duly organized, validly existing and in good standing under the laws of Singapore, and has all requisite limited liability company power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of Starry Lab . “Material Adverse Effect” means, when used with respect to Starry Lab , any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of Starry Lab , or materially impair the ability of Starry Lab to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

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B.                  Copies of the formation documents of Starry Lab, or their equivalent, with all amendments thereto, as of the date hereof (the “Starry Lab Charter Documents”), have been furnished to RCON, if so requested, and such copies are accurate and complete as of the date hereof. Starry Lab is not in violation of any of the provisions of the Starry Lab Charter Documents.

Section 2.2 Capitalization of Starry Lab.

A.                  The authorized and issued shares of Starry Lab consists of 100 shares, all of which are owned by Starry Lab Controlling Shareholders set forth in Part A of Schedule I hereto.

B.                  All of the issued and outstanding shares of Starry Lab immediately prior to this Share Exchange are duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable securities laws and corporate laws of Singapore and will have been issued free of preemptive rights and rights of first refusal of any security holder. The issuance of all of the shares of Starry Lab described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of Starry Lab has any right to rescind or bring any claim against Starry Lab for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Shareholders of Starry Lab. Starry Lab Controlling Shareholders are the only shareholders of Starry Lab.

Section 2.4 Financial Statements. Starry Lab has kept all books and records since inception and such financial statements have been prepared in accordance with Singapore Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Starry Lab. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability Starry Lab had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of Starry Lab, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP. The books and records, financial and otherwise, of Starry Lab are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices. All of Starry Lab’s assets are reflected on its financial statements, and Starry Lab has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which are not reflected on its financial statements.

Section 2.5 Information. The information concerning Starry Lab set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6 Personal Property. Starry Lab possesses, and has good and marketable title of all property necessary for the continued operation of the business of Starry Lab as presently conducted and as represented to RCON. All such property is used in the business of Starry Lab. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Starry Lab is owned by Starry Lab free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 2.7 Intellectual Property. Starry Lab represents and warrants that all trademarks and trademark applications, and all patents and patent applications, software copyrights, and any trade secrets, and “know-how” held relating to business of Starry Lab, and all other intangible assets, in Starry Lab’s possession or that may be reasonably acquired by Starry Lab any other proprietary information and trade secrets relating to the business of Starry Lab (collectively the “Intellectual Property”) shall remain the intellectual property of Starry Lab as of the date of Closing of this Agreement and that Starry Lab shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to RCON , as necessary to protect RCON’s rights to the same. Further, Starry Lab owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used in its business, as currently conducted. Starry Lab represents that it has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Additionally, Starry Lab has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to Starry Lab’s knowledge, there have been no acts or omissions by the managers, members, employees and agents of Starry Lab, the result of which would be to materially compromise the rights of Starry Lab to apply for or enforce appropriate legal protection of Starry Lab’s Intellectual Property.

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Section 2.8 Material Contracts and Transactions. Each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Starry Lab is a party (each, a “Contract”) is in full force and effect, and there exists no material breach or violation of or default by Starry Lab under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Starry Lab or any of its subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement.

Section 2.9 Subsidiaries. Starry Lab does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 2.10 Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Starry Lab ; and (b) Starry Lab has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 2.11 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Starry Lab after reasonable investigation, threatened by or against Starry Lab or affecting Starry Lab or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Starry Lab or Starry Lab Controlling Shareholder does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 2.12 Compliance with Laws and Regulations. To the best of its knowledge, Starry Lab has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Starry Lab or except to the extent that noncompliance would not result in the occurrence of any material liability for Starry Lab. This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 2.13 Valid Obligation. This Agreement and all agreements and other documents executed by Starry Lab in connection herewith constitute the valid and binding obligation of Starry Lab, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III

CONDITIONS TO THE OBLIGATIONS OF STARRY LAB

The obligations of Starry Lab to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Starry Lab in its sole discretion:

Section 3.1 Agreements and Covenants. RCON shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

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Section 3.2 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 3.3 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of RCON shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 3.4 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to RCON.

Section 3.5 No Trading Suspension. The SEC shall not have suspended trading in RCON common stock.

Section 3.6 Approval of Transactions. The RCON’s board of directors or its shareholder meeting (whichever is applicable) shall have duly approved the Share Exchange transactions.

ARTICLE IV

CONDITIONS TO THE OBLIGATIONS OF RCON

The obligations of RCON to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by RCON in its sole discretion:

Section 4.1 Representations and Warranties of Starry Lab. All representations and warranties made by Starry Lab in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 4.2 Agreements and Covenants. Starry Lab and Starry Lab Controlling Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 4.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 4.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Starry Lab or Starry Lab shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 4.5 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to Starry Lab or Starry Lab Controlling Shareholders.

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ARTICLE V

SURVIVAL AND INDEMNIFICATION

Section 5.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire six (6) months after the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 6.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 6.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) or 1 day after being sent by electronic mail to the parties at the addresses set forth in the signature page of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 6.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 6.3.

Section 6.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 6.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 6.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

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Section 6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 6.8 Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the Singapore, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 6.3.

Section 6.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of PRC without giving effect to the choice of law provisions thereof.

Section 6.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[THE REMAINING OF THIS PAGE IS INTENTIONALLY LEFT IN BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Recon Technology, Ltd

/s/ Shenping Yin

Name: Shenping Yin

Title: CEO

Mailing address:

Email address:

Kuang Zhongrui

/s/ Kuang Zhongrui

Mailing address:

Email address:

He Panpan

/s/ He Panpan

Mailing address:

Email address:

STARRY BLOCKCHAIN ENERGY PTE. LTD.

/s/ Kuang Zhongrui

Name: Kuang Zhongrui

Title: CEO

Mailing address:

Email address:

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Schedule I

Controlling Shareholders of Starry Blockchain Energy Pte. Ltd.

Part A

	Starry Lab Share owned	Starry Lab Share Percentage
Kuang Zhongrui	64	64%
He Panpan	36	36
Total	100	100%

Part B

	Starry Lab Shares Transferred	Starry Lab Share Percentage Transferred	RCON Shares to be Issued	RCON Share Issue Price	Share Consideration
Kuang Zhongrui	19	19%	64% of the RCON Shares	average closing price in the 20 trading days prior to sign this Agreement	$1,900,000
He Panpan	11	11%	36% of the RCON Shares	average closing price in the 20 trading days prior to sign this Agreement	$1,100,000
Total	30	30%	100% of the RCON Shares		$3,000,000

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